Exhibit 99.1

7550 Wisconsin Avenue, 10th Floor, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER 2014 RESULTS
Third Quarter RevPAR improved 11.5%; ADR increased 10.2%
Achieves strong hotel EBITDA margin growth of 211 basis points to 37.2%
Adjusted EBITDA grew 15.6% and Adjusted FFO per share increased 11.8%

BETHESDA, MD, October 22, 2014 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended September 30, 2014. The Company’s results include the following:

	Third Quarter			Year-to-Date
	2014	2013	% Var.	2014	2013	% Var.
	($'s in millions except per share/unit data)

RevPAR	$212.98	$191.08	11.5%	$190.33	$174.24	9.2%
EBITDA Margin	37.2%	35.1%		33.5%	32.7%
EBITDA Margin Growth	211 bps			80 bps

Total Revenue	$308.0	$270.0	14.1%	$840.0	$725.3	15.8%
EBITDA(1)	$157.8	$90.7	74.0%	$349.6	$222.0	57.5%
Adjusted EBITDA(1)	$108.9	$94.2	15.6%	$263.4	$227.1	16.0%
FFO(1)	$87.6	$69.3	26.4%	$198.0	$163.7	21.0%
Adjusted FFO(1)	$88.3	$72.8	21.3%	$207.5	$168.8	22.9%
FFO per diluted share/unit(1)	$0.84	$0.72	16.7%	$1.90	$1.71	11.1%
Adjusted FFO per diluted share/unit(1)	$0.85	$0.76	11.8%	$1.99	$1.76	13.1%
Net income attributable to common shareholders	$98.2	$28.5	244.6%	$174.8	$56.3	210.5%
Net income attributable to common shareholders per diluted share	$0.94	$0.30	213.3%	$1.67	$0.59	183.1%

(1) See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Third Quarter Results and Activities

▪
RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2014 increased 11.5 percent to $212.98, as a result of a 10.2 percent increase in average daily rate (“ADR”) to $242.25 and a 1.1 percent improvement in occupancy to 87.9 percent.

▪
Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the third quarter increased 211 basis points from the comparable prior year period to 37.2 percent, its highest-ever third quarter hotel EBITDA margin.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $108.9 million, an increase of 15.6 percent over the third quarter of 2013. Third quarter adjusted EBITDA was negatively impacted by an estimated $1.0 million of EBITDA as a result of the sale of Hotel Viking prior to the end of the quarter.

▪
Adjusted FFO: The Company generated third quarter adjusted FFO of $88.3 million, or $0.85 per diluted share/unit, compared to $72.8 million or $0.76 per diluted share/unit for the comparable prior year period, a per share/unit increase of 11.8 percent.

▪
Dividend: On September 15, the Company declared a third quarter 2014 dividend of $0.375 per common share of beneficial interest. The dividend represents an annual run rate of $1.50 per share and a 4.1 percent yield based on the closing share price on October 21, 2014.

▪
Hotel Disposition: On September 10, the Company sold Hotel Viking in Newport, Rhode Island for $77.0 million. In conjunction with the sale of Hotel Viking, the Company executed a reverse 1031 exchange with Hotel Vitale, which it purchased during April, 2014.

▪	Preferred Redemption: On July 3, the Company redeemed all of its outstanding 7.25 percent Series G Preferred Shares for $58.7 million plus accrued dividends through the redemption date.

▪
Capital Investments: The Company invested $23.2 million of capital in its hotels, including the closeout of previous projects and deposits for renovation projects that will start during the fourth quarter including Sofitel Washington, DC, Hilton San Diego Gaslamp Quarter, Hyatt Boston Harbor and Westin Philadelphia.

“United States lodging demand exceeded our expectations during the third quarter and industry ADR continued on its trajectory of strong growth. Our portfolio delivered exceptional third quarter results,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “The increase in RevPAR exceeded the high end of our outlook and was driven almost entirely by double-digit ADR growth. Our hotel EBITDA margins grew by 211 basis points to our highest-ever third quarter margin. Despite a reduction in EBITDA resulting from the sale of Hotel Viking prior to the end of the quarter, adjusted EBITDA and FFO exceeded our outlook.”

“The sale of Hotel Viking capped off an excellent long term investment for us. We owned the hotel for 15 years and it generated a 10.7 percent unleveraged IRR.”

“We were very pleased with our third quarter results and overall, we remain encouraged by the favorable operating environment.”

Year-to-date Results

For the nine months ended September 30, 2014, RevPAR increased 9.2 percent to $190.33, with occupancy growth of 1.1 percent to 82.6 percent and ADR improvement of 8.0 percent to $230.42. The Company’s hotel EBITDA margin was 33.5 percent, which was an increase of 80 basis points compared to the same prior year period.

Balance Sheet

As of September 30, 2014, the Company had total outstanding debt of $1.2 billion, including $158.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.5 times as of September 30, 2014 and its fixed charge coverage ratio was 3.9 times. For the third quarter, the Company’s weighted average interest rate was 3.7 percent. As of September 30, 2014, the Company had capacity of $614 million available on its credit facilities.

2014 Outlook

The Company is updating its 2014 outlook to incorporate its recent activities and to reflect its performance-to-date. The sale of Hotel Viking has the impact of reducing our full year adjusted EBITDA outlook by approximately $2.0 million, of which $1.0 million occurred during the third quarter. The outlook is based on an economic environment that continues to improve and assumes no additional acquisitions, dispositions or capital markets activities. The Company’s RevPAR growth and financial expectations for 2014 are as follows:

	Previous Outlook		Current Outlook
	Low-end	High-end	Low-end	High-end
	($'s in millions except per share/unit data)		($'s in millions except per share/unit data)

RevPAR growth	6.5%	8.0%	8.75%	9.25%
Hotel EBITDA Margin Change	25 bps	100 bps	100 bps	125 bps

Adjusted EBITDA	$330.0	$342.0	$341.0	$345.0
Adjusted FFO	$254.0	$265.0	$267.0	$271.0
Adjusted FFO per diluted share/unit	$2.44	$2.54	$2.56	$2.60

Fourth Quarter 2014 Outlook

The Company expects fourth quarter RevPAR to increase 7.0 percent to 9.0 percent and hotel EBITDA margins to range from an increase of 175 to 250 basis points relative to the same prior year period. The Company expects its portfolio to generate adjusted EBITDA of $78.0 million to $82.0 million and adjusted FFO per share/unit of $0.57 to $0.61.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, October 23, 2014 at 10:00 AM eastern time. To participate in the conference call, please dial (800) 723-6498. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 44 hotels. The properties are upscale, full-service hotels, totaling more than 11,100 guest rooms in 13 markets in nine states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Commune Hotels and Resorts, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Bruce A. Riggins or Kenneth G. Fuller - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues:
Room	$222,006	$189,619	$587,705	$495,696
Food and beverage	63,399	60,022	189,921	175,397
Other operating department	21,291	18,289	56,105	48,001
Total hotel operating revenues	306,696	267,930	833,731	719,094
Other income	1,306	2,056	6,240	6,156
Total revenues	308,002	269,986	839,971	725,250
Expenses:
Hotel operating expenses:
Room	52,344	44,911	147,495	124,789
Food and beverage	45,986	41,886	137,830	121,871
Other direct	6,772	6,146	18,500	17,166
Other indirect	69,722	62,121	199,924	175,045
Total hotel operating expenses	174,824	155,064	503,749	438,871
Depreciation and amortization	38,821	40,634	115,887	107,182
Real estate taxes, personal property taxes and insurance	13,878	13,489	43,210	38,623
Ground rent	4,279	3,249	11,019	8,535
General and administrative	6,278	5,513	17,804	16,224
Acquisition transaction costs	0	2,687	1,851	2,687
Other expenses	573	1,749	6,830	3,918
Total operating expenses	238,653	222,385	700,350	616,040
Operating income	69,349	47,601	139,621	109,210
Interest income	2	2,448	1,801	7,212
Interest expense	(14,499)	(14,737)	(43,043)	(42,517)
Loss from extinguishment of debt	0	0	(2,487)	0
Income before income tax expense	54,852	35,312	95,892	73,905
Income tax expense	(2,997)	(2,564)	(1,488)	(2,481)
Income before gain on sale of properties	51,855	32,748	94,404	71,424
Gain on sale of properties	49,657	0	93,205	0
Net income	101,512	32,748	187,609	71,424
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(297)	(108)	(557)	(243)
Net income attributable to noncontrolling interests	(297)	(108)	(565)	(251)
Net income attributable to the Company	101,215	32,640	187,044	71,173
Distributions to preferred shareholders	(3,042)	(4,106)	(11,291)	(13,278)
Issuance costs of redeemed preferred shares	(9)	0	(951)	(1,566)
Net income attributable to common shareholders	$98,164	$28,534	$174,802	$56,329

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.94	$0.30	$1.68	$0.59
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.94	$0.30	$1.67	$0.59
Weighted average number of common shares outstanding:
Basic	103,798,853	95,890,474	103,730,007	95,510,088
Diluted	104,133,553	96,082,340	104,059,030	95,681,763

Comprehensive Income:
Net income	$101,512	$32,748	$187,609	$71,424
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	2,664	(2,345)	(1,424)	10,255
Comprehensive income	104,176	30,403	186,185	81,679
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(305)	(101)	(553)	(275)
Comprehensive income attributable to noncontrolling interests	(313)	(101)	(561)	(283)
Comprehensive income attributable to the Company	$103,863	$30,302	$185,624	$81,396

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$98,164	$28,534	$174,802	$56,329
Depreciation	38,715	40,521	115,573	106,854
Amortization of deferred lease costs	86	95	261	269
Noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	8	8
Noncontrolling interests of common units in Operating Partnership	297	108	557	243
Less: Net gain on sale of properties	(49,657)	0	(93,205)	0
FFO	$87,605	$69,258	$197,996	$163,703
Pre-opening, management transition and severance expenses	193	1,179	3,878	1,727
Preferred share issuance costs	9	0	951	1,566
Acquisition transaction costs	0	2,687	1,851	2,687
Loss from extinguishment of debt	0	0	2,487	0
Non-cash ground rent	498	327	1,323	981
Mezzanine loan discount amortization	0	(647)	(986)	(1,855)
Adjusted FFO	$88,305	$72,804	$207,500	$168,809
Weighted average number of common shares and units outstanding:
Basic	104,095,153	96,186,774	104,026,307	95,806,388
Diluted	104,429,853	96,378,640	104,355,330	95,978,063
FFO per diluted share/unit	$0.84	$0.72	$1.90	$1.71
Adjusted FFO per diluted share/unit	$0.85	$0.76	$1.99	$1.76

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$98,164	$28,534	$174,802	$56,329
Interest expense	14,499	14,737	43,043	42,517
Loss from extinguishment of debt	0	0	2,487	0
Income tax expense	2,997	2,564	1,488	2,481
Depreciation and amortization	38,821	40,634	115,887	107,182
Noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	8	8
Noncontrolling interests of common units in Operating Partnership	297	108	557	243
Distributions to preferred shareholders	3,042	4,106	11,291	13,278
EBITDA	$157,820	$90,683	$349,563	$222,038
Pre-opening, management transition and severance expenses	193	1,179	3,878	1,727
Preferred share issuance costs	9	0	951	1,566
Acquisition transaction costs	0	2,687	1,851	2,687
Net gain on sale of properties	(49,657)	0	(93,205)	0
Non-cash ground rent	498	327	1,323	981
Mezzanine loan discount amortization	0	(647)	(986)	(1,855)
Adjusted EBITDA	$108,863	$94,229	$263,375	$227,144
Corporate expense	6,679	7,060	22,294	21,270
Interest and other income	(1,310)	(3,918)	(7,280)	(12,303)
Hotel level adjustments, net	(2,679)	(859)	(7,404)	10,249
Hotel EBITDA	$111,553	$96,512	$270,985	$246,360
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
Hotel EBITDA includes all properties owned as of September 30, 2014 for the Company's period of ownership in 2014 and the comparable period in 2013.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Room	$218,102	$195,690	$573,104	$524,549
Food and beverage	61,431	61,019	181,459	180,775
Other	20,400	18,356	53,727	47,542
Total hotel revenues	299,933	275,065	808,290	752,866

Expenses:
Room	51,825	48,101	144,658	133,884
Food and beverage	44,258	43,824	130,859	127,373
Other direct	6,533	6,468	17,544	17,484
General and administrative	21,890	20,686	63,070	59,041
Sales and marketing	17,741	16,015	51,316	47,465
Management fees	10,655	9,420	27,446	25,516
Property operations and maintenance	9,183	9,054	26,904	26,217
Energy and utilities	7,716	7,226	21,518	19,811
Property taxes	12,532	12,118	37,882	34,887
Other fixed expenses	6,047	5,641	16,108	14,828
Total hotel expenses	188,380	178,553	537,305	506,506

Hotel EBITDA	$111,553	$96,512	$270,985	$246,360

Hotel EBITDA Margin	37.2%	35.1%	33.5%	32.7%
Note:
This schedule includes the operating data for the three and nine months ended September 30, 2014 for all properties owned by the Company as of September 30, 2014. Harbor Court, Triton, Serrano, and Southernmost are shown in 2013 for their comparative period of ownership in 2014. Vitale excludes April 2014 ownership and the comparative period of April 2013. Excludes all Old Town and Hotel Viking ownership in 2014 and comparative period.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Total Portfolio
Occupancy	87.9%	87.0%	82.6%	81.7%
Increase	1.1%		1.1%
ADR	$242.25	$219.74	$230.42	$213.34
Increase	10.2%		8.0%
RevPAR	$212.98	$191.08	$190.33	$174.24
Increase	11.5%		9.2%

Note:
This schedule includes operating data for all properties owned as of September 30, 2014 for the Company's period of ownership in 2014 and the comparable period in 2013.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and impairment writedowns, and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.